SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2000

Dime Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13094	11-3197414
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
589 Fifth Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 326-6170

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events.

        Dime Bancorp, Inc. ("Dime") files this Current Report on Form 8-K to update information previously disclosed regarding litigation arising out of the hostile takeover attempt by North Fork Bancorporation, Inc. (“North Fork”):

        On March 6, 2000, North Fork had filed a complaint in the Delaware Court of Chancery against Dime and several of Dime’s directors alleging that the board of directors had breached its fiduciary duties by taking certain actions with respect to the then-pending merger between Dime and Hudson United Bancorp. On October 30, 2000, North Fork voluntarily discontinued its claims without prejudice.

        On March 10, 2000, Dime had filed a complaint in the Supreme Court of the State of New York against North Fork and FleetBoston Financial Corporation (“FleetBoston”) alleging violations of the Donnelly Act, New York’s antitrust statute. On October 11, 2000, Dime voluntarily discontinued its claims without prejudice.

        On March 21, 2000, Dime had filed suit in the United States District Court for the Eastern District of New York against North Fork and members of North Fork’s board of directors in connection with alleged false and misleading statements contained in documents distributed by North Fork to Dime’s stockholders. On April 24, 2000, North Fork had filed a counterclaim in the District Court against Dime for alleged false and misleading statements in documents sent by Dime to its stockholders. On October 27, 2000, Dime and North Fork filed a joint stipulation voluntarily dismissing their respective claims without prejudice.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC. By: /s/ James E. Kelly Name: James E. Kelly Title: General Counsel

Date: November 1, 2000